Exhibit 10.8

FORM OF STORAGE AGREEMENT

THIS STORAGE AGREEMENT (the “Agreement”) is made this [ • ] day of [ • ], 2015 (“Effective Date”) between Archrock Services, L.P., a Delaware limited partnership (the “Storage Provider”), on the one hand and Exterran Energy Solutions, L.P., a Delaware limited partnership, on the other hand (the “Owner”).  Owner and Storage Provider may be referred to herein collectively as the “Parties” and individually as a “Party.”

WITNESSETH:

WHEREAS, contemporaneously with the execution of this Agreement, the Parties have entered into that certain Master Services Agreement for the provision of make-ready, commissioning, sale of parts, and start-up and preservation services and the sale of parts (the “Services Agreement”);

WHEREAS, the Parties are party to that certain Separation and Distribution Agreement, by and among Exterran Holdings, Inc. (to be renamed Archrock, Inc.), Exterran General Holdings LLC, Exterran Energy Solutions, L.P., Exterran Corporation, AROC Corp., EESLP LP LLC, AROC Services GP LLC, AROC Services LP LLC, and Archrock Services, L.P., dated as of [ • ], 2015 (the “Separation and Distribution Agreement”);

WHEREAS, Owner represents and warrants that it owns certain compression units (“Compression Units”) and production equipment (“Production Equipment”, collectively with the Compression Units, the “Owner’s Property”);

WHEREAS, Storage Provider owns or leases certain real property more particularly described below and defined as the Storage Space; and

WHEREAS, Owner desires Storage Provider to provide Owner with the Storage Space on which to store Owner’s Property and Storage Provider has agreed to provide the Storage Space under and subject to the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged and confessed, Storage Provider and Owner have agreed and do hereby agree as follows:

1.              Storage Space and Term.  The Storage Provider has agreed to let, and hereby does let, to Owner or their designated subsidiaries or affiliates, and Owner has agreed to hire and hereby does hire from the Storage Provider, a non-specific and non-exclusive space to store up to fifty (50) Compression Units at Storage Provider’s facilities in the United States (the “Free Storage Space”) and such additional storage space as authorized in Section 2 below (the “Additional Storage Space,” and together with the Free Storage Space, the “Storage Space”) for the storage of Owner’s Property only.   This Agreement shall be effective and shall continue in full force and effect for a term of two (2) years commencing on the date hereof, unless earlier terminated in accordance with the terms hereof, or extended for additional one (1) year terms by mutual agreement of the Parties (the “Term”).  On or before the earlier of the expiration of the Term or the termination of this Agreement, Owner shall remove, or shall cause to be removed, all of its Owner’s Property from the

Storage Space.

2.              Storage Fee.   The Free Storage Space will be provided at no cost to the Owner.  If Owner requests storage space for Owner’s Production Equipment, Storage Provider shall provide Owner with thirty (30) days’ prior written notice of Storage Provider’s Additional Storage Space availability.  Subject to the availability of storage space available at Storage Provider’s site (as determined by Storage Provider in its sole discretion), Owner shall then have fifteen (15) days to authorize Storage Provider to store Owner’s Production Equipment at Owner’s expense at the rate of $250 per month for an Additional Storage Space area that is at least forty (40) feet by forty (40) feet.  Storage Provider shall submit an invoice(s) to Owner covering charges for storage, and Owner shall pay each such invoice within forty-five (45) days of its receipt by the Owner.  In the event Owner disputes any invoice in whole or in part, Owner shall notify the Storage Provider of the dispute as soon as practicable, but in no event later than forty-five (45) days from receipt of such invoice, and shall pay the undisputed portion in accordance with the foregoing without abatement, reduction or set off of any nature, including, without limitation, any abatement, reduction or set off thereof arising out of any present or future claim Owner may have against the Storage Provider.  Owner and the Storage Provider shall endeavor to settle and adjust any disputed amount promptly.  Invoices remaining unpaid after forty-five (45) days shall accrue interest at a rate per annum equal to the lesser of (i) the Prime Rate plus one and one-half percent (1.5%) and (ii) the maximum rate permitted by applicable law.  In the event invoices are given to an attorney, collection agency, or other collector for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Owner shall pay to Storage Provider costs of collection, including reasonable attorney’s or collector’s fees and court costs, in addition to other amounts due.  “Prime Rate” means the rate announced from time to time by Wells Fargo Bank, National Association (or any successor thereto or other major money center commercial bank agreed to by the parties hereto) at its New York, New York office as its prime rate or base rate for U.S. Dollar loans in the United States of America in effect on the date of determination.

3.              Services Not Provided.  The storage fee set forth in Section 2 does not include the cost of moving or transferring Owner’s Property in, out or off of the Storage Space and into or onto Owner’s means of transportation during the Term of this Agreement or at the expiration or termination of this Agreement.  Such costs and activities are at Owner’s sole cost and expense.

4.              Taxes.  Owner shall be fully responsible for all taxes of any kind related to Owner’s Property and this Agreement, with the sole exception of taxes imposed upon Storage Provider’s income or on the Storage Space.  Each party shall timely pay all such taxes, and indemnify, protect, defend and hold harmless the other from any payments which may be due and owing by it.

5.              Liability for Owner’s Property and Storage Space.  Except as set forth in relation to any preservation services provided pursuant to the Services Agreement, the Storage Provider or Storage Provider’s agents shall not be liable for any damage to the Owner’s Property so stored, nor any loss by fire, theft or other hazard.  Notwithstanding the preceding sentence, Storage Provider shall be liable for any actual and direct damages to Owner’s Property caused solely by the gross negligence or willful misconduct of Storage Provider.  It is understood and agreed that Owner shall keep and maintain insurance on Owner’s Property being stored within such Storage Space and that Storage Provider is under no obligation to do so.

6.              Damage to Storage Space.  Owner agrees to indemnify, protect, defend and hold Storage Provider harmless from any loss, damage or expense caused by Owner’s use of the Storage Space, but only to the extent the same does not stem from the sole negligence or willful misconduct of Storage Provider. In case of such damage to the Storage Space, the Storage Provider shall have the option as to whether they will (i) cause the damage to be repaired at Owner’s sole cost and expense, or (ii) if the Storage Space is destroyed or damaged and the Storage Provider decides in its reasonable discretion that it is inadvisable to repair the Storage Space, then the Storage Provider may terminate the Agreement and in such case Owner shall be responsible and indemnify Storage Provider for any losses or damages associated with the damages sustained to the Storage Space or incurred as a result of the termination of this Agreement.

7.              Breach.  Owner agrees that failure to pay the storage fees set forth in Section 2, when due, shall entitle Storage Provider to terminate this Agreement upon thirty (30) days’ written notice, and Owner’s right to use the Storage Space shall terminate forthwith; provided, however, that Owner may cure such failure to pay within such 30-day period.  Upon the expiration of the Term or termination of this Agreement, Storage Provider shall have the absolute right to remove and dispose of the Owner’s property in the Storage Space, but only after written notice and a thirty (30) day cure period.  Storage Provider shall have no responsibility or accountability for Owner’s Property so removed from the Storage Space. Owner shall pay all costs relating to the removal of the property in the Storage Space.  In the event Owner breaches any of the terms, covenants or conditions of this Agreement, Owner shall pay Storage Provider all expenses actually incurred by Storage Provider, including reasonable attorney’s fees, resulting therefrom and from any ensuing litigation.

8.              Owner’s Rights.  Owner acknowledges that (i) it has no right to the Storage Space other than as expressly designated in this Agreement, (ii) said right is limited to the storage of the designated Owner’s Property and (iii) the Owner’s right to use the Storage Space terminates on the expiration or termination of this Agreement.

9.              Use and Condition of Storage Space.  Storage Provider makes no representation or warranties as to any conditions at the Storage Space.  The Parties acknowledge that the following conditions apply, unless additional preservation services are provided pursuant to a separate agreement:

(a)                                 Owner’s Property will be stored outside and will be subject to outdoor weather conditions.

(b)                                 Owner’s Property will be stored in a gated and locked area, but such area will not be guarded or monitored by Storage Provider.  Storage Provider will not be liable for any theft of Owner’s Property by a third party.

(c)                                  Owner’s Property will be stored in the condition existing as of the date Owner’s Property was initially stored in the Storage Space.  Owner shall be responsible for preservation of Owner’s Property, including ensuring that the engines are removed and/or that plastic and plywood will have been placed on top of the motors for protection of the breathing air openings.  Any disassembly of Owner’s Property (e.g., removal of pulsation bottles, piping, supports, etc.) will be the responsibility of Owner and at Owner’s sole risk and expense.

10.       Indemnification

(a)                                 In this Agreement, “Claims” shall mean all claims, demands, causes of action, liabilities, damages, judgments, fines, penalties, awards, losses, costs, expenses (including, without limitation, attorneys’ fees and costs of litigation) of any kind or character arising out of, or related to, the performance of or subject matter of this Agreement.  With respect to any Party, such Party’s “Indemnitees” shall mean (i) its respective parent, subsidiaries and affiliated or related companies; (ii) its and their respective working interest owners, co-lessees, co-owners, partners, joint operators, customers, joint venturers, if any, and their respective parents, subsidiaries and affiliated or related companies and (iii) the respective officers, directors, employees, and consultants of all of the foregoing.

(b)                                 Except as otherwise set forth herein, Storage Provider shall release, indemnify, defend and hold harmless Owner and its Indemnitees from and against any and all Claims brought by, through or derived from any member of Storage Provider’s Indemnitees or such Indemnitees’ contractors or subcontractors or their respective employees and consultants with respect to loss, destruction or damage of the property of Storage Provider or its Indemnitees or their respective contractors or subcontractors or their respective employees and consultants, or personal or bodily injury, sickness, disease or death, loss of services and/or wages, or loss of consortium or society of any member of Storage Provider’s Indemnitees or such Indemnitees’ contractors or subcontractors or their respective employees, consultants, agents or invitees.

(c)                                  Except as otherwise set forth herein, Owner shall release, indemnify, defend and hold harmless Storage Provider and its Indemnitees from and against any and all Claims brought by, through or derived from any member of Owner’s Indemnitees or such Indemnitees’ contractors or subcontractors or their respective employees, and consultants with respect to loss, destruction or damage of the property of Owner’s Indemnitees or such Indemnitees’ contractors or subcontractors or their respective employees and consultants, or with respect to personal or bodily injury, sickness, disease or death, loss of services and/or wages, or loss of consortium or society of any member such Owner’s Indemnitees or such Indemnitees’ contractors or subcontractors or their respective employees or consultants.

(d)                                 Each Party covenants and agrees to support the mutual indemnity obligations contained in Sections 10(b) and (c) above, by carrying insurance (or qualified self-insurance) to support its indemnity obligations hereunder, for the benefit of the other Parties.

(e)                                  THE ASSUMPTIONS AND EXCLUSIONS OF LIABILITY, RELEASES AND INDEMNITIES SET FORTH IN THIS ARTICLE X SHALL APPLY TO ANY CLAIM(S) WITHOUT REGARD TO THE CAUSE(S) THEREOF INCLUDING, WITHOUT LIMITATION, PRE-EXISTING CONDITIONS, WHETHER SUCH CONDITIONS BE PATENT OR LATENT, THE UNSEAWORTHINESS OF ANY VESSEL OR VESSELS, IMPERFECTION OF MATERIAL, DEFECT OR FAILURE OF EQUIPMENT, BREACH OF REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), ULTRAHAZARDOUS ACTIVITY, STRICT LIABILITY, TORT, BREACH OF CONTRACT, BREACH OF STATUTORY DUTY, BREACH OF ANY SAFETY REQUIREMENT OR REGULATION, OR THE NEGLIGENCE OF ANY PERSON OR

PARTY OR PARTY’S INDEMNITEES, INCLUDING, WITHOUT LIMITATION, THE INDEMNIFIED PARTY OR PARTIES AND THEIR INDEMNITEES, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT AND/OR CONCURRENT, ACTIVE OR PASSIVE, OR ANY OTHER THEORY OF LEGAL LIABILITY.

(f)                                   WITH RESPECT TO THIS ARTICLE, BOTH PARTIES AGREE THAT THIS LANGUAGE COMPLIES WITH THE REQUIREMENT KNOWN AS THE EXPRESS NEGLIGENCE RULE, TO EXPRESSLY STATE IN A CONSPICUOUS MANNER TO AFFORD FAIR AND ADEQUATE NOTICE THAT PROVISIONS REQUIRING ONE PARTY (THE INDEMNITOR) TO BE RESPONSIBLE FOR THE NEGLIGENCE, STRICT LIABILITY, OR OTHER FAULT OF ANOTHER PARTY (THE INDEMNITEE).

11.       Waiver of Consequential Damages.  NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, STORAGE PROVIDER SHALL NOT BE LIABLE TO OWNER FOR, AND OWNER HEREBY RELEASES STORAGE PROVIDER FROM, ANY INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OR LOSSES INCLUDING, WITHOUT LIMITATION, DAMAGES OR LOSSES FOR LOST PRODUCTION, LOST REVENUE, LOST PRODUCT, LOST PROFITS, LOST BUSINESS OR BUSINESS INTERRUPTIONS, WITHOUT REGARD TO THE CAUSE(S) THEREOF INCLUDING, WITHOUT LIMITATION, PRE-EXISTING CONDITIONS, WHETHER SUCH CONDITIONS BE PATENT OR LATENT, BREACH OF REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED), ULTRAHAZARDOUS ACTIVITY, STRICT LIABILITY, TORT, BREACH OF CONTRACT, BREACH OF STATUTORY DUTY, BREACH OF ANY SAFETY REQUIREMENT OR REGULATION, OR THE NEGLIGENCE OF ANY PERSON OR PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT AND/OR CONCURRENT, ACTIVE OR PASSIVE, OR ANY OTHER THEORY OF LEGAL LIABILITY.

THE PARTIES FURTHER AGREE THAT THE FORGOING RELEASE OF LIABILITY SHALL ALSO EXTEND TO EACH PARTY’S PARENT, SUBSIDIARY, AFFILIATED AND RELATED COMPANIES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS.

12.       Governing Law.  This Agreement (and any claims or disputes arising out of or related hereto or to the transactions contemplated hereby and thereby or to the inducement of any party to enter herein and therein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute, or otherwise) shall be governed by, and construed and interpreted in accordance with the laws of the State of Texas, irrespective of the choice of laws principles of the State of Texas, including all matters of validity, construction, effect, enforceability, performance and remedies.  Any dispute, controversy or claim arising out of or relating to this Agreement shall be resolved in accordance with the procedures set forth in Article VI and Section 9.5 of the Separation and Distribution Agreement.

13.       Remedies Cumulative.  Except as expressly provided otherwise in this Agreement, all remedies in this Agreement, including the right of termination, are cumulative, and use of any remedy shall not preclude any other remedy in this Agreement; provided, however, if a party has recovered any losses from the other party pursuant to any provision of this Agreement or otherwise, it shall not be entitled to recover the same losses pursuant to any other provision of this Agreement or otherwise.

14.       Amendments.   No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom such waiver, amendment, supplement or modification is sought to be enforced.

15.       Notices.  All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service), or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address as shall be specified in a notice given in accordance with this Section 15):

If to Storage Provider to:

Archrock Services, L.P.
16666 Northchase Dr.

Houston, Texas 77061

Attention: General Counsel

Fax: (281) 836-8060

If to Owner, to:

Exterran Energy Solutions, L.P.

4444 Brittmoore Rd

Houston, Texas 77041

Attention: General Counsel

Fax: (281) 836-7953

Owner may, by notice to Storage Provider, and Storage Provider may, by notice to Owner, change the address and contact person to which any such notices are to be given.

16.       Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties with respect to such subject matter other than those set forth or referred to herein.

17.       Assignability.  No Party hereto may directly or indirectly assign, including by contract or by merger (whether that Party is the surviving or disappearing entity), consolidation, dissolution or otherwise, its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other party hereto. The rights and obligations of a party to this Agreement shall inure to any permitted assignee of such party.

18.       Waivers of Default.   Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving party of any subsequent or other default, nor shall it prejudice the rights of such Party. No failure or delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof prejudice any other or further exercise thereof or the exercise of any other right, power or privilege.

19.       Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties.

20.       Electronic Transaction, Counterparts.  Each Party hereto acknowledges that it and the other Party hereto may execute this Agreement by facsimile, stamp or mechanical signature. Each Party hereto expressly adopts and confirms each such facsimile, stamp or mechanical signature made in its respective name as if it were a manual signature, agrees that it shall not assert that any such signature is not adequate to bind such Party to the same extent as if it were signed manually and agrees that at the reasonable request of any other Party hereto at any time it shall as promptly as reasonably practicable cause this Agreement to be manually executed (any such execution to be as of the date of the initial date thereof).  This Agreement may be executed in any number of counterparts, and each counterparty hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument.

21.       Acceptance of Waivers and Limitations.  Owner acknowledges that: (i) it is a sophisticated purchaser of services of the type described herein, (ii) it and its legal counsel have been afforded the opportunity to review and participate in the negotiation and settlement of this Agreement, (iii) it fully understands the nature and extent of the waivers and limitations on Owner’s rights and remedies set out herein and it accepts such waivers and limitations, and (iv) any rule of construction to the effect that any ambiguity contained herein is to be resolved against a drafting Party shall not be applicable to the interpretation of this Agreement.

[SIGNATURE PAGE IMMEDIATELY FOLLOWING]

IN WITNESS WHEREOF, the undersigned duly-authorized representatives of Storage Provider and Owner have respectively executed this Agreement as of the day and year first above written.

ARCHROCK SERVICES, L.P.:

Sign:
Name:
Title:

EXTERRAN ENERGY SOLUTIONS, L.P.:

Sign:
Name:
Title: